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                                                               Sub-Item 77Q1(a)

                                AMENDMENT NO. 8
                          TO THE AMENDED AND RESTATED
                     AGREEMENT AND DECLARATION OF TRUST OF
        AIM TREASURER'S SERIES TRUST (INVESCO TREASURER'S SERIES TRUST)

       This Amendment No. 8 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust) (the "Trust") amends, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the "Agreement").

       Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

       WHEREAS, the Trust desires to amend the Agreement to add Personal Investment, Private Investment, Reserve and Resource Class Shares to Premier Portfolio;

       NOW, THEREFORE, the Agreement is hereby amended as follows:

       1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

       2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

       3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

       IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of June 7, 2016.

                                          By:     /s/ John M. Zerr
                                                  ------------------------------
                                          Name:   John M. Zerr
                                          Title:  Senior Vice President

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                                   EXHIBIT 1

                                  "SCHEDULE A

        AIM TREASURER'S SERIES TRUST (INVESCO TREASURER'S SERIES TRUST)
                        PORTFOLIOS AND CLASSES THEREOF

 PORTFOLIO                              CLASSES OF PORTFOLIO
 ---------                              --------------------
 Premier Portfolio                      Institutional Class Shares
                                        Investor Class Shares
                                        Personal Investment Class Shares
                                        Private Investment Class Shares
                                        Reserve Class Shares
                                        Resource Class Shares

 Premier Tax-Exempt Portfolio           Institutional Class Shares
                                        Investor Class Shares

 Premier U.S. Government Money          Institutional Class Shares
 Portfolio                              Investor Class Shares"